Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in the Registration Statement of WorldWater Corp. and Subsidiaries on Form SB-2A of our report dated April 7, 2004, appearing in the Annual Report on Form 10-KSB of WorldWater for the years ended December 31, 2003 and 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Amper Politziner & Mattia, P.C.

June 15, 2004
Edison, New Jersey